Clover Health Reports Second Quarter 2024 Financial Results; Improves Full-Year Guidance on Strong Performance
Total Revenue growth for the Second Quarter of 2024 of 11% year-over-year
GAAP Net Income from Continuing Operations during the Second Quarter of 2024 of $7.2 million versus Second Quarter 2023 GAAP loss of $28.9 million
Adjusted EBITDA profitability for the Second Quarter of 2024 of $36.2 million versus Second Quarter 2023 Adjusted EBITDA of $9.9 million
Increases Full-Year 2024 guidance to Insurance Revenue of $1.35 billion - $1.375 billion and Adjusted EBITDA profitability of $50 million - $65 million
FRANKLIN, Tenn. – August 5, 2024 – Clover Health Investments, Corp. (Nasdaq: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare, today reported financial results for the second quarter 2024. Management will host a conference call today at 5:00 p.m. ET to discuss its operating results and other business highlights.
“I am delighted that our performance continues to validate Clover’s differentiated, technology-centric approach to healthcare, driven by our Insurance offering and its ability to generate meaningful returns while leading with physician-choice for our members,” said Clover Health CEO Andrew Toy. “Through our Clover Assistant technology and integrated care management platform, we aim to empower physicians to improve clinical outcomes and lower the total cost of care for people with chronic diseases. This allows us to partner with a much wider range of physicians than other plans. Our performance validates this key point of differentiation, and I believe positions us to thrive in the future of the Medicare Advantage market.”
The Company continued to build upon its strong start to the year, reporting strong performance for several key operating metrics and has improved its full-year 2024 guidance for revenue and profitability.
For the second quarter 2024, compared to second quarter 2023, GAAP Net income improved to $7.2 million from a GAAP Net loss of $28.9 million and Adjusted EBITDA increased to $36.2 million from an Adjusted EBITDA of $9.9 million. Insurance revenue during the second quarter grew by 11% year-over-year to $349.9 million, driven by strong member retention and intra-year growth, and Insurance MCR improved to 71.3% in the second quarter 2024, as compared to 77.2% in the second quarter 2023.
“During the second quarter, Clover's business fundamentals once again delivered strong financial results,” said Peter Kuipers, CFO of Clover Health. “First, top-line revenues grew by 11% year-over-year. Second, the Company achieved its first quarter of positive GAAP Net Income as a public company, and delivered an increased Adjusted EBITDA as compared to the prior quarter. Third, this strong performance has strengthened our already healthy balance sheet position and has enabled us to improve our full-year 2024 guidance. We believe that our results, coupled with our recent Star Rating recalculation from 3 to 3.5 Stars for the 2025 payment year, positions us well to achieve our increased 2024 Adjusted EBITDA guidance and improve our underlying cohort economics in 2025 to increase our long-term profitability capacity.”

Key Company highlights are as follows:

Dollars in Millions	2Q24	2Q23(2)	Change Between (%)
Insurance revenue	$349.9	$314.4	11.3%
Net medical claims incurred	249.4	242.8	2.7%
Total revenue	356.3	320.1	11.3%
Insurance MCR	71.3%	77.2%	(590 bps)
Insurance BER(3)	76.1%	82.1%	(600 bps)
Salaries and benefits plus General and administrative expenses ("SG&A")(4)	$99.9	$104.1	(4.0)%
Adjusted Salaries and benefits plus General and administrative expenses ("Adjusted SG&A")(4)(5)	71.7	65.9	8.8%
Net income (loss) from continuing operations	7.2	(28.9)	Favorable(1)
Adjusted EBITDA(5)	36.2	9.9	265.7%
Total restricted and unrestricted cash, cash equivalents, and investments	$482.8	$689.8	(30.0)%
Financial Outlook
For full-year 2024, Clover Health is updating its guidance as follows:

	Current 2024 Guidance	Previous 2024 Guidance
Insurance revenue	$1.35 billion - $1.375 billion	$1.30 billion - $1.35 billion
Insurance MCR	77% - 79%	79% - 81%
Insurance BER(6)	81% - 83%	N/A
Adjusted SG&A(6)	$270 million - $280 million	$270 million - $280 million
Adjusted EBITDA(6)	$50 million - $65 million	$10 million - $30 million
Lives under Clover Management

	June 30, 2024	June 30, 2023
Insurance members	80,261	82,526
1,2,3,4,5,6
1 Not presented as a % change because the current or prior period amount is zero or the amount for the line item changed from a gain to a loss (or vice versa) and thus yields a result that is not meaningful.
2 The results of operations for the Company's former Non-Insurance segment have been reclassified as discontinued operations for all periods presented due to the Company's decision to not participate in the ACO Reach program for the 2024 performance year. Refer to Note 17 - Discontinued Operations within the Company's most recent Form 10-Q for additional information.
3 Insurance Benefits Expense Ratio (“BER”) is a Non-GAAP financial measure. A reconciliation of BER to Insurance Net medical claims incurred, net, the most directly comparable GAAP measure, is provided in a table immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A. Beginning in the second quarter 2024, the Company is presenting Insurance BER. Management believes that by adding quality improvement expenses into the Insurance BER calculation, this offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and more fully captures the cost of maintaining and enhancing the quality of care for our members.
4 Salaries and benefits plus General and administrative expenses ("SG&A") is the sum of Salaries and benefits plus General and administrative expenses presented as the GAAP measure in the condensed consolidated financial statements.
5 Adjusted SG&A (Non-GAAP) and Adjusted EBITDA (Non-GAAP) are Non-GAAP financial measures. Reconciliations of Adjusted SG&A (Non-GAAP) to SG&A and Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, respectively, the most directly comparable GAAP measures, are provided in the tables immediately following the consolidated financial statements below. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.
6 Reconciliations of projected Adjusted SG&A (Non-GAAP) to projected SG&A, and projected Adjusted EBITDA (Non-GAAP) to Net loss from continuing operations, the most directly comparable GAAP measures, are not provided because Stock-based compensation, which is excluded from Adjusted SG&A (Non-GAAP) and Adjusted EBITDA (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. A reconciliation of projected Insurance BER (Non-GAAP) to projected Net medical claims incurred, net, the most directly comparable GAAP measure, is not provided because quality improvements, which are included in Insurance BER (Non-GAAP), cannot be reasonably calculated or predicted at this time without unreasonable efforts. Additional information about the Company's Non-GAAP financial measures can be found under the caption "About Non-GAAP Financial Measures" below and in Appendix A.

Earnings Conference Call Details
Clover Health’s management will host a conference call to discuss its financial results on Monday, August 5, at 5:00 PM Eastern Time. To access the call via telephone please dial 800-245-3047 (for U.S. callers) or 203-518-9765 (for callers outside the U.S.) and enter the conference ID: CLOVQ224. A live audio webcast will also be available online at: https://event.on24.com/wcc/r/4643549/90F8BD4EFDC6BDE3601CC8948AF5A379. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link and at Clover Health’s Investor Relations website at investors.cloverhealth.com, and will remain available for approximately 12 months.
Upcoming Investor Events & Conferences
•2024 KeyBanc Technology Leadership Forum at 3:00 p.m. Eastern Time, August 6, 2024
•Canaccord Genuity 44th Annual Growth Conference at 2:00 p.m. Eastern Time, August 14, 2024
Any live and archived webcasts and presentations associated with the conferences listed above may be accessed on Clover Health’s Investor Relations website at: investors.cloverhealth.com/news-and-events/investor-events-presentations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health's future results of operations, financial condition, market size and opportunity, business strategy and plans, and the factors affecting our performance and our objectives for future operations. Forward-looking statements are not guarantees of future performance and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "if," "continue" or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, the following: statements under "Financial Outlook" and statements regarding expectations relating to potential improvements in Insurance MCR, operating expenses, Adjusted SG&A, Insurance BER, and the number of Clover Health's Insurance members, as well as the statements contained in the quotations of our executive officers, future capital needs and other expectations as to future performance, operations and results (including our updated guidance for full-year 2024). Statements regarding our Adjusted EBITDA profitability are also forward-looking, and are based on our current targets which are preliminary and are derived from our 2024 financial outlook. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by forward-looking statements in this press release. Forward-looking statements involve a number of judgments, risks and uncertainties, including, without limitation, risks related to: our expectations regarding results of operations, financial condition, and cash flows; our expectations regarding the development and management of our Insurance business; our ability to successfully enter new service markets and manage our operations; anticipated trends and challenges in our business and in the markets in which we operate; our ability to effectively manage our beneficiary base and provider network; our ability to maintain and increase adoption and use of Clover Assistant, including the expansion of Clover Assistant for external payors and providers under the brand name Counterpart Assistant; the anticipated benefits associated with the use of Clover Assistant, including our ability to utilize the platform to manage our medical care ratios; our ability to maintain or improve our Star Ratings or otherwise continue to improve the financial performance of our business; our ability to develop new features and functionality that meet market needs and achieve market acceptance; our ability to retain and hire necessary employees and staff our operations appropriately; the timing and amount of certain investments in growth; the outcome of any known and unknown litigation and regulatory proceedings; any current, pending, or future legislation, regulations or policies that could have a negative effect on our revenue and businesses, including rules, regulations, and policies relating to healthcare and Medicare; fluctuations in the price of our Class A common stock and our ability to comply with Nasdaq's listing requirements; our ability to maintain, protect, and enhance our intellectual property; general economic conditions and uncertainty; persistent high inflation and interest rates; and geopolitical uncertainty and instability. Additional information concerning these and other risk factors is contained under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2024, as such risks may be updated in our subsequent filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Non-GAAP Financial Measures
We use Non-GAAP measures including Insurance BER, Adjusted EBITDA, Adjusted SG&A, and Adjusted SG&A as a percentage of revenue. These Non-GAAP financial measures are provided to enhance the reader's understanding of Clover Health's past financial performance and our prospects for the future. Clover Health's management team uses these Non-GAAP financial measures in assessing Clover Health's performance, as well as in planning and forecasting future periods. These Non-GAAP financial measures are not computed according to GAAP, and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental to and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP") and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP measures, which are attached to this release, together with other important financial information, including our filings with the SEC, on the Investor Relations page of our website at investors.cloverhealth.com.
For a description of these Non-GAAP financial measures, including the reasons management uses each measure, please see Appendix A: "Explanation of Non-GAAP Financial Measures."
The statements contained in this document are solely those of the authors and do not necessarily reflect the views or policies of CMS. The authors assume responsibility for the accuracy and completeness of the information contained in this document.
About Clover Health:
Clover Health (Nasdaq: CLOV) is a physician enablement technology company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes through the early identification and management of chronic disease. For our members, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. For healthcare providers outside Clover Health's Medicare Advantage plan, we aim to extend the benefits of our data-driven technology platform to a wider audience via our subsidiary, Counterpart Health, and to enable enhanced patient outcomes and reduced healthcare costs on a nationwide scale. Clover Health has published data demonstrating the technology’s impact on Medication Adherence, as well as the earlier identification and management of Diabetes and Chronic Kidney Disease.

Visit: www.cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	June 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$254,771	$116,407
Short-term investments	9,661	12,218
Investment securities, available-for-sale (Amortized cost: 2024: $112,328; 2023: $101,412)	111,325	100,702
Investment securities, held-to-maturity (Fair value: 2024: $3,281; 2023: $6,778)	3,295	6,902
Accrued retrospective premiums	53,892	22,076
Other receivables	21,231	16,666
Healthcare receivables	66,739	64,164
Surety bonds and deposits	542	542
Prepaid expenses	14,517	14,418
Other assets, current	3,539	1,404
Assets related to discontinued operations	10,064	72,471
Total current assets	549,576	427,970

Investment securities, available-for-sale (Amortized cost: 2024: $104,229; 2023: $121,868)	102,973	120,208
Investment securities, held-to-maturity (Fair value: 2024: $694; 2023: $692)	791	793
Property and equipment, net	5,276	5,082
Operating lease right-of-use assets	2,858	3,382
Other intangible assets	2,990	2,990
Other assets, non-current	9,746	10,246
Total assets	$674,210	$570,671

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	June 30, 2024 (Unaudited)	December 31, 2023
Liabilities and Stockholders' Equity
Current liabilities
Unpaid claims	$199,266	$135,737
Due to related parties, net	1,284	1,363
Accounts payable and accrued expenses	40,441	37,184
Accrued salaries and benefits	32,400	20,951
Deferred revenue	13	3,099
Operating lease liabilities	1,491	1,665
Other liabilities, current	843	1,017
Liabilities related to discontinued operations	48,773	60,099
Total current liabilities	324,511	261,115

Long-term operating lease liabilities	2,519	2,998
Other liabilities, non-current	22,292	20,164
Total liabilities	349,322	284,277
Commitments and contingencies
Stockholders' equity
Class A Common Stock, $0.0001 par value; 2,500,000,000 shares authorized at June 30, 2024 and December 31, 2023; 406,486,444 and 401,183,882 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	41	40
Class B Common Stock, $0.0001 par value; 500,000,000 shares authorized at June 30, 2024 and December 31, 2023; 89,649,365 and 87,867,732 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	2,517,959	2,461,238
Accumulated other comprehensive loss	(2,259)	(2,370)
Accumulated deficit	(2,171,556)	(2,159,794)
Less: Treasury stock, at cost; 14,574,401 and 7,912,750 shares held at June 30, 2024 and December 31, 2023, respectively	(19,306)	(12,729)
Total stockholders' equity	324,888	286,394
Total liabilities and stockholders' equity	$674,210	$570,671

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Premiums earned, net (Net of ceded premiums of $102 and $113 for the three months ended June 30, 2024 and 2023, respectively; net of ceded premiums of $203 and $235 for the six months ended June 30, 2024 and 2023, respectively)	$349,900	$314,383	$691,622	$631,469
Other income	6,360	5,755	11,560	10,661
Total revenues	356,260	320,138	703,182	642,130

Operating expenses:
Net medical claims incurred	248,347	244,262	513,509	519,051
Salaries and benefits	55,499	62,437	114,722	131,418
General and administrative expenses	44,424	41,710	88,993	99,354
Premium deficiency reserve benefit	—	(5,138)	—	(6,948)
Depreciation and amortization	330	999	648	1,278
Restructuring costs	473	4,750	826	6,557
Total operating expenses	349,073	349,020	718,698	750,710
Income (loss) from continuing operations	7,187	(28,882)	(15,516)	(108,580)

Change in fair value of warrants	17	—	17	—
Interest expense	—	7	—	7
Loss on investment	—	—	467	—
Net income (loss) from continuing operations	7,170	(28,889)	(16,000)	(108,587)
Net income from discontinued operations	238	75	4,238	7,167
Net income (loss)	$7,408	$(28,814)	$(11,762)	$(101,420)

Per share data:
Basic weighted average number of Class A and Class B common shares and common share equivalents outstanding	487,483,087	479,163,752	487,575,520	479,819,237
Diluted weighted average number of Class A and Class B common shares and common share equivalents outstanding	495,179,955	479,163,752	487,575,520	479,819,237
Continuing operations:
Basic earnings (loss) per share	$0.01	$(0.06)	$(0.03)	$(0.23)
Diluted earnings (loss) per share	0.01	(0.06)	(0.03)	(0.23)
Discontinued operations:
Basic earnings per share	0.00	0.00	0.01	0.01
Diluted earnings per share	0.00	0.00	0.01	0.01

Net unrealized gain on available-for-sale investments	301	316	111	2,659
Comprehensive income (loss)	$7,709	$(28,498)	$(11,651)	$(98,761)

Operating Segments

	Insurance	Corporate/Other	Eliminations	Consolidated Total
Three Months Ended June 30, 2024	(in thousands)
Premiums earned, net (Net of ceded premiums of $102)	$349,900	$—	$—	$349,900
Other income	4,044	42,269	(39,953)	6,360
Intersegment revenues	—	51,200	(51,200)	—
Net medical claims incurred	249,406	4,965	(6,024)	248,347
Gross profit (loss)	$104,538	$88,504	$(85,129)	$107,913

CLOVER HEALTH INVESTMENTS, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(11,762)	$(101,420)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	648	1,278
Stock-based compensation	56,698	74,725
Change in fair value of warrants and amortization of warrants	17	—
Accretion, net of amortization	(1,618)	(1,853)
Accrued interest earned	(463)	(289)
Net realized gains on investment securities	(5)	(19)
Loss on investment	467	—
Premium deficiency reserve	—	(6,948)
Changes in operating assets and liabilities:
Accrued retrospective premiums	(31,816)	18,324
Other receivables	(4,565)	6,960
Surety bonds and deposits	—	—
Prepaid expenses	(99)	2,901
Other assets	(2,125)	2,861
Healthcare receivables	(2,575)	19,341
Operating lease right-of-use assets	524	157
Unpaid claims	63,450	(20,814)
Accounts payable and accrued expenses	3,257	7,474
Accrued salaries and benefits	11,449	(4,311)
Deferred revenue	(3,086)	113,537
Other liabilities	1,954	281
Operating lease liabilities	(653)	(508)
Net cash provided by operating activities from continuing operations	79,697	111,677
Net cash (used in) provided by operating activities from discontinued operations	(9,005)	20,528
Net cash provided by operating activities	70,692	132,205

Cash flows from investing activities:
Purchases of short-term investments, available-for-sale, and held-to-maturity securities	(51,670)	(74,156)
Proceeds from sales of short-term investments and available-for-sale securities	—	60,436
Proceeds from maturities of short-term investments, available-for-sale, and held-to-maturity securities	66,651	90,997
Purchases of property and equipment	(842)	(605)
Net cash provided by investing activities	14,139	76,672

Cash flows from financing activities:
Issuance of common stock, net of early exercise liability	23	1,118
Repurchases of common stock	(1,772)	—
Treasury stock acquired	(4,805)	(3,399)
Net cash used in financing activities	(6,554)	(2,281)

Net increase in cash, cash equivalents, and restricted cash for discontinued and continuing operations	78,277	206,596
Cash, cash equivalents, and restricted cash, beginning of period for discontinued and continuing operations	176,494	186,213
Cash, cash equivalents, and restricted cash, end of period for discontinued and continuing operations	$254,771	$392,809

Reconciliation of cash and cash equivalents and restricted cash for discontinued and continuing operations
Cash and cash equivalents	$254,771	$310,079
Restricted cash	—	82,730
Total cash, cash equivalents, and restricted cash for discontinued and continuing operations	$254,771	$392,809
Supplemental disclosure of non-cash activities
Performance year receivable	$—	$(377,239)
Performance year obligation	—	377,239

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended June 30,
	2024	2023
Net income (loss) from continuing operations (GAAP):	$7,170	$(28,889)
Adjustments
Interest expense	—	7
Depreciation and amortization	330	999
Stock-based compensation	27,900	36,108
Premium deficiency reserve benefit	—	(5,138)
Restructuring costs	473	4,750
Non-recurring legal expenses and settlements	319	2,108
Adjusted EBITDA (Non-GAAP)	$36,192	$9,945
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED SG&A (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended June 30,
	2024	2023
Salaries and benefits	$55,499	$62,437
General and administrative expenses	44,424	41,710
Total SG&A (GAAP)	99,923	104,147
Adjustments
Stock-based compensation	(27,900)	(36,108)
Non-recurring legal expenses and settlements	(319)	(2,108)
Adjusted SG&A (Non-GAAP)	$71,704	$65,931

Total revenues (GAAP)	$356,260	$320,138
Adjusted SG&A (Non-GAAP) as a percentage of revenue	20%	21%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INSURANCE BENEFITS EXPENSE RATIO (NON-GAAP) RECONCILIATION
(in thousands)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net medical claims incurred, net (GAAP):	$249,406	$242,839	$515,482	$517,343
Adjustments
Quality improvements	16,733	15,132	34,938	35,520
Insurance benefits expense, net (Non-GAAP)	$266,139	$257,971	$550,420	$552,863

Premiums earned, net (GAAP)	$349,900	$314,383	$691,622	$631,469
Insurance benefits expense ratio, net (Non-GAAP)	76.1%	82.1%	79.6%	87.6%
(1) The table above includes Non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these Non-GAAP measures, see Appendix A.

CLOVER HEALTH INVESTMENTS, CORP.
Appendix A
Explanation of Non-GAAP Financial Measures

Non-GAAP Definitions

Adjusted EBITDA - A Non-GAAP financial measure defined by us as net loss from continuing operations before depreciation and amortization, loss (gain) on investment, stock-based compensation, premium deficiency reserve benefit, restructuring costs, and non-recurring legal expenses and settlements. Adjusted EBITDA is a key measure used by our management team and the board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides investors and others useful information to understand and evaluate our operating results in the same manner as our management and our board of directors.
Adjusted SG&A - A Non-GAAP financial measure defined by us as total SG&A less stock-based compensation and non-recurring legal expenses and settlements. We believe that Adjusted SG&A provides management, investors, and others a useful view of our operating spend as it excludes non-cash, stock-based compensation and expenses related to investments that management believes do not reflect the Company's core operating expenses. We believe that Adjusted SG&A as a percentage of revenue is useful to management, investors, and others because it allows us to measure our operational leverage as revenue scales.
Insurance Benefits Expense Ratio - A Non-GAAP financial measure defined by us as benefits expense ratio ("BER"). We calculate our Insurance BER by taking the total of Insurance net medical expenses incurred and quality improvements, and dividing that total by premiums earned on a net basis, in a given period. Quality improvements include expenses associated with activities that improve health outcomes, as defined by the U.S. Department of Health and Human Services ("HHS"), as well as those directly tied to enhancing healthcare quality, such as the Company's spend on health information technology, wellness and prevention programs, initiatives to reduce hospital readmissions, and our clinically focused Member Rewards program. We believe our Insurance BER is useful to management, investors, and others because it offers a clearer and more accurate representation of our investment in healthcare quality and member engagement, and gives a comprehensive view of costs related to maintaining and improving the quality of care of our members, which is crucial for sustaining member satisfaction and adherence to treatment regimens.